SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2023

CAPITAL PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Rhode Island

(State or other jurisdiction

of incorporation)

001-08499	05-0386287
(Commission File Number)	(IRS Employer Identification Number)

5 Steeple Street, Unit 303
Providence, R.I. 02903
(Address of principal executive offices)

(401) 435-7171

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $.01 par value	CPTP	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

On January 9, 2024, Capital Properties, Inc. (the “Company”) entered into a Second Amendment to its Lease Agreement with Metropark, Ltd., dated January 17, 2017, as amended (the “Lease Agreement”), pursuant to which Metropark agreed to return to a fixed monthly rental payment of $57,000 per month subject to adjustment in accordance with the Lease Agreement. Additionally, the Company and Metropark agreed to settle the Company’s claim for deferred rent for all prior periods amounting to $1,126,818 (which amount had been fully reserved on the Company’s books) for $150,000 payable by Metropark in twenty (20) equal quarterly installments commencing on April 1, 2024 together with interest on the unpaid balance in the amount of 4.73% per annum.

Item 5.02.	Compensation of Certain Officers

On December 20, 2023 in accordance with the Company’s historical practice of increasing executive compensation at the approximate annual increase in the Consumer Price Index (in this case 3%) the Compensation Committee voted to increase the salary of Robert H. Eder, the Company’s, Chairman, President and Chief Executive Officer to $337,100 per year and Susan R. Johnson, the Company’s Treasurer and Chief Financial Officer, to $168,700 per year, each effective January 1, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL PROPERTIES, INC.

Date: January 10, 2024	By:	/s/ Susan R. Johnson
Susan R. Johnson
Treasurer and Chief Financial Officer